UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Instructure, Inc. (“Instructure”) held its 2016 Annual Meeting of Stockholders on May 25, 2016 (the “Annual Meeting”).  Of the 27,410,109 shares of Instructure’s common stock outstanding as of the record date of March 29, 2016, 22,525,503 shares were represented at the Annual Meeting, either in person or by proxy, constituting 82% of the outstanding shares of common stock.  The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Directors.  Each of the following nominees was elected to serve as a director until Instructure’s 2017 Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua L. Coates	22,051,298	24,223	449,982
Steven A. Collins	22,060,841	14,680	449,982
William M. Conroy	20,893,112	1,182,409	449,982
Byron B. Deeter	19,180,595	2,894,926	449,982
Ellen Levy	21,735,897	339,624	449,982
Adam D. Marcus	22,050,841	24,680	449,982
Lloyd G. Waterhouse	22,060,841	14,680	449,982

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The selection by the Audit Committee of the Board of Directors of Instructure of Ernst & Young LLP as Instructure’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,114,300	376,146	35,057	__

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Dated: May 25, 2016
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Senior Vice President, General Counsel and Secretary